                                                                    Exhibit 99.1

                                                    [GSI GLOBECOMM SYSTEMS LOGO]

     GLOBECOMM SYSTEMS ANNOUNCES FISCAL 2007 FIRST QUARTER FINANCIAL RESULTS

     o    Earnings Per Diluted Share of $0.06 in the First Quarter of Fiscal
          2007 as Compared to Earnings Per Diluted Share of $0.05 in the First
          Quarter of Fiscal 2006

     o    Increased Revenue Guidance for Fiscal 2007 to Greater than $145
          Million from Greater than $140 Million

     o    Increased Earnings Guidance for Fiscal 2007 to Greater than $0.45 from
          Greater than $0.40 Per Diluted Share

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--November 2, 2006--Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2007 first quarter ended September 30, 2006.

FISCAL YEAR 2007 FIRST QUARTER RESULTS

Revenues for the Company's fiscal 2007 first quarter decreased 13.0% to $25.7 million, compared to $29.6 million in the same period last year. Revenues from ground segment systems, networks and enterprise solutions decreased by 24.1% to
$17.5 million resulting from a delay in the booking of certain major contracts late in fiscal 2006, which were ultimately awarded in the first quarter of fiscal 2007. Revenues from data communications services increased 25.9% to $8.3 million driven by increased life cycle support services sales in the government marketplace and equipment and services sales to a major U.S. enterprise customer.

Net income for the Company's fiscal 2007 first quarter increased 12.7% to $0.9 million, or $0.06 per diluted share, compared to net income of $0.8 million, or
$0.05 per diluted share, in the first quarter of fiscal 2006. The increase in earnings per share was a direct result of significantly increased gross margins, as a result of the projects mix in both the data communication services and ground segment systems and networks business segments. The gross margin percentage experienced in the first quarter of fiscal 2007 is greater than the gross margin percentage expected for the remainder of fiscal year 2007.

MANAGEMENT'S REVIEW OF RESULTS

Globecomm's $78 million in first quarter contract announcements, with the potential to reach $90 million with follow-on options, represents the strongest quarterly contract activity in the Company's history and provides Globecomm with solid momentum and visibility entering the second quarter. As a result, the
Company has increased previously issued annual revenue and earnings guidance.

David Hershberg, Chairman and CEO of the Company, indicated, "In particular, we are excited to have been selected for inclusion in two significant Indefinite
Delivery / Indefinite Quantity (IDIQ) U.S. Government contract vehicles: 1) The
Department of The Navy Space and Naval Warfare Systems Center to provide portable satellite communications terminals and 2) government agencies with turnkey commercial satellite systems and associated support services for satellite terminals, including all hardware, software, services and data to operate terminals. The

Company is now included in five IDIQ programs and on a GSA schedule. These contracting vehicles are critical to Globecomm's continued success in the government marketplace."

During the quarter, Globecomm also announced a significant contract award with a major media production and entertainment company. The Company is currently expanding the Long Island International Teleport and designing and constructing a state-of-the-art media operations center for the customer inside the Globecomm world headquarters. "This is a critical contract in positioning Globecomm as an evolving leader in the satellite-based broadcasting marketplace," said Mr.
Hershberg. He concluded, "The first quarter business mix included projects with greater gross margins than traditionally experienced by the Company. With that said, the revenue level achieved in the first quarter was in line with internal expectations. The future is bright for the Company and we look forward to an exciting year."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FISCAL YEAR ENDING JUNE 30, 2007

Globecomm currently expects record consolidated revenues for fiscal year 2007 in excess of $145 million, or at least a 15% increase over fiscal 2006, and record earnings per diluted share in excess of $0.45 per share, representing at least a
67% increase over fiscal 2006 earnings per diluted share, which excluded a net non-recurring gain in the amount of $0.02 of earnings per diluted share.

These expectations reflect actual results for the Company's three months ended
September 30, 2006 and management's current view of the next nine months. Actual results for fiscal year 2007 will remain susceptible to factors in certain areas of the world. This may include, but is not limited to, major disruptions in the marketplaces we operate due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects, unfavorable product mix and timing of or failure to book and turn certain projects included in our projections.

ABOUT GLOBECOMM SYSTEMS

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication products, services and solutions by leveraging its core satellite ground segment systems and network capabilities, with its satellite communication services capabilities. The products and services Globecomm offers include pre-engineered systems, systems design and integration services, managed network services and life cycle support services. Globecomm's customers include communications service providers, commercial enterprises, broadcast and other media and content providers and government and government-related entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington, DC, Hong Kong, the United Kingdom, the United Arab Emirates and
Afghanistan.

Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and matters include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, its Quarterly
Reports on Form 10-Q and its Current Reports on Form 8-K, which the Company urges investors to consider. These risks and other factors include, but are not limited to general and political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.

                            -Financial tables follow-

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                 SEPTEMBER 30,            SEPTEMBER 30,
                                                                      2006                     2005
                                                             ---------------------- ------------------------

Revenues from ground segment systems, networks
      and enterprise solutions                               $        17,461        $        23,019
Revenues from data communications services                             8,258                  6,557
                                                             ---------------------- ------------------------
Total revenues                                                        25,719                 29,576
                                                             ---------------------- ------------------------

Costs and operating expenses:
      Costs from ground segment systems, networks
            and enterprise solutions                                  14,075                 19,525
      Costs from data communications services                          6,587                  5,568
      Selling and marketing                                            1,775                  1,514
      Research and development                                           200                    109
      General and administrative                                       2,414                  2,256
                                                             ---------------------- ------------------------
Total costs and operating expenses                                    25,051                 28,972
                                                             ---------------------- ------------------------
Income from operations                                                   668                    604

Interest income                                                          268                    229
                                                             ---------------------- ------------------------
Income before income taxes                                               936                    833

Provision for income taxes                                                20                     20
                                                             ---------------------- ------------------------
Net income                                                   $           916        $           813
                                                             ====================== ========================

Basic net income per common share                            $          0.06        $          0.06
                                                             ====================== ========================

Diluted net income per common share                          $          0.06        $          0.05
                                                             ====================== ========================

Weighted-average shares used in the
      calculation of basic net income
      per common share                                                15,219                 14,719
                                                             ====================== ========================

Weighted-average shares used in the
      calculation of diluted net income
      per common share                                                15,834                 15,336
                                                             ====================== ========================

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              SEPTEMBER 30,           JUNE 30,
                                                                   2006                 2006
                                                           -------------------- ------------------
                                                              (UNAUDITED)

ASSETS
Current assets:
      Cash and cash equivalents                            $      25,773        $      24,512
      Accounts receivable, net                                    25,182               30,837
      Inventories                                                 14,982               13,058
      Prepaid expenses and other current assets                    1,012                1,131
      Deferred income taxes                                           22                   22
                                                           -------------------- ------------------
Total current assets                                              66,971               69,560
Fixed assets, net                                                 16,410               15,510
Goodwill                                                           7,204                7,204
Other assets                                                         961                  960
                                                           -------------------- ------------------
Total assets                                               $      91,546        $      93,234
                                                           ==================== ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                        $      21,589        $      25,865
Other liabilities                                                  1,027                  353
Total stockholders' equity                                        68,930               67,016
                                                           -------------------- ------------------
Total liabilities and stockholders' equity                 $      91,546        $      93,234
                                                           ==================== ==================